                             MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING is entered into this 6th day of August, 1987, by and between MONTEREY FARMING CORPORATION, a California corporation ("MFC" or "Grower"), and HEUBLEIN, INC., a Corporation authorized to and doing business in the State of California ("Heublein"), as follows:

RECITALS:

    A. On February 12, 1973, MFC entered into a Long Term Grape Purchase Contract ("Contract") with Almaden Vineyards, Inc. ("Almaden"), a true and correct copy of which is attached hereto as Exhibit A.

    B. Almaden also entered into three other substantially identical long-term grape purchase contracts as follows:

         (1) On February 12, 1973, Almaden entered into a contract with Vineyard 405, a California Limited Partnership, by Monterey Farming Corporation as General Partner.

         (2) On November 30, 1973, Almaden entered into a contract with Monterey Partners 1974, a California Limited Partnership, by Monterey Farming Corporation, as General Partner.

         (3) On December 31, 1972, Almaden entered into a contract with Vineyard Investors 1972, a California limited partnership, by Monterey Farming Corporation, as general partner.

    C. In 1985, a dispute arose between Almaden and MFC on behalf of each of the limited partnerships above-named, as well as on its own behalf, concerning the rights and obligations of Almaden, as a winery, on the one hand, and the above-referenced entities on the other hand as growers. As a result of said dispute, the growers filed an action in the Superior Court of Monterey County, California entitled MONTEREY FARMING CORPORATION, A CALIFORNIA CORPORATION, ET AL., V. ALMADEN VINEYARDS, INC., A DELAWARE CORPORATION, ET AL., Action No. 83846, seeking declaratory relief as well as payment for sums alleged to be owing for the harvest year 1985-86 to said growers. Said action is currently pending in that Court.

    D. On March 9, 1987, Heublein acquired the assets of Almaden and is the assignee and successor in interest to the Contract as well as each of the contracts referred to in Recital B above.

    E. Heublein and MFC (and by separate agreement each of the other entities referenced in recital B above) wish to settle and resolve the disputes heretofore existing to assure a harmonious relationship between Heublein and MFC.

    NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

    1. 1985 CROP SETTLEMENT. In settlement of the claim of MFC (together with each other grower referred to in Recital B above), for all sums claimed to be due as a result of the 1985 harvest season, Heublein agrees to pay MFC on behalf of all such growers, the sum of Three Hundred Sixty-Five Thousand Five Hundred Five and 07/100 Dollars ($365,505.07) claimed by Grower in the action together with interest and less credits for uncashed checks previously delivered by Almaden to MFC as set forth below:

                   Principal Demand
                   Action No. 83846                      $ 337,505.07

                   Interest                                 28,000.00
                                                         ------------
                   Gross sums due for 1986 Crop            365,505.07

                   Credit:
                        Almaden check 4870 to MFC
                        held uncashed                      (14,877.00)

                        Almaden Check 8076 to MFC
                        held uncashed                      (80,078.17)
                                                         ------------

                   Net due for 1985 crop                 $ 270,549.90
                                                         ------------
                                                         ------------

         Heublein warrants and represents that said Almaden check nos. 4870 and 8076 being held by MFC are drawn on an account now owned by Heublein; that said checks are now negotiable and may be cashed by MFC; that sufficient funds exist in said account; and that, if said checks are dishonored for any reason that Heublein will reissue such checks.

    2. 1986 CROP SETTLEMENT. In settlement of all disputes with respect to sums payable by Heublein to MFC for the 1986 crop, the parties agree that Heublein is entitled to a credit computed as follows:

                   Sums alleged by MFC to be due
                   for the 1986 crop                      $ 10,640.57

                   Less adjustment on Early Burgundy
                   to $250 per ton                         (20,427.50)

                   Add marketing order assessment at
                   .008 cents for Early Burgundy               163.42
                                                          -----------

                   Net credit to Heublein for 1986 crop   $  9,263.51
                                                          -----------
                                                          -----------


                   The balance of $270,549.90, as provided in paragraph 1.

above, less a credit of $9,263.51 as provided in this paragraph 2 below, or a net sum of $261,286.39 shall be paid by Heublein to MFC concurrently with the execution of this Memorandum of Understanding.

    3. GUIDELINES FOR INTERPRETATION OF CONTRACT. Heublein, as successor in interest to Almaden and MFC agree that they are bound by and agree that they shall continue to perform each and every term of the Contract; provided, however, that the following provisions shall govern the interpretation of said Contract as set forth below:

         A. The price paid by winery to grower as provided in paragraph 5(a)(ii) of the Contract shall continue, as it has in the past, to be determined by reference to the Preliminary Grape Crush Report published by the California Department of Food and Agriculture based upon information furnished by processors to said Department on or before January 10 of each year. In the event that said Preliminary Grape Crush Report is determined by the Department of Agriculture to be erroneous on or before June 30 following publication of the report, each party agrees that the price to be paid under paragraph 5(a)(ii) of the Contract shall be adjusted, and sums paid and/or refunded, as the case may be, to reflect any such inaccuracies as may be determined by said Department of Agriculture.

         B. The parties agree that a bona fide "highest price" as provided for in paragraph 5(a)(ii) of the Contract is established by a minimum of 7-1/2 percent of the total purchased tonnage of each variety in the applicable district as shown in the Preliminary Grape Crush Report.

         C. MFC agrees that during the remaining life of the Contract the sum of $7.50 per ton shall be deducted from the price determined in paragraph 3 B above to establish the "FOB carrier roadside" price to be paid in accordance with the terms of the contract.

         D. Notwithstanding the provisions of paragraph 6 of the Contract, the parties agree that grapes delivered pursuant to the Contract may be additionally tested for sugar, MOG, and defects by independent inspectors at the receiving winery to determine whether grapes are delivered in compliance with the Contract and this Memorandum of Understanding. MFC shall have the right at any time to observe such testing and, in its discretion, to also take samples for testing. This paragraph shall not be deemed to relieve Heublein from its obligation to specify a reasonable time for harvest of each vineyard as provided in paragraph 3(c) and make such inspections of the grapes prior to or during harvest as may be necessary to determine a reasonable time for harvest. Independent weighing of all loads shall be determined in accordance with paragraph 5(b) of the Contract.

         E. Complete and full payment by Heublein of the preliminary grape price shall be made within ten (10) days of receipt of written notice of completion of the harvest by reference to the most current industry or government publications containing such prices as provided in paragraph 5(c) of the Contract. Any sums still owing as determined by the Preliminary Grape Crush Report shall be made by Heublein on or before February 25 following the crop year. Any portion of the preliminary price not paid within ten (10) days after receipt of written notice of completion of the harvest or any portion of final price payment not paid by February
25th, following the crop year shall bear interest at one percentage point above the prime rate then being charged by Bank of America National Trust and Savings Association. For purposes of this paragraph, "completion" shall mean the substantial completion of the harvest of grapes to be delivered during the harvest year, notwithstanding the existence of some grapes on which harvest may have been deferred at the request of Heublein for later delivery. MFC shall give written notice to Heublein of completion of the harvest.
         F. It is understood and agreed by the parties that the provisions of this Memorandum of Understanding concern a contract entered into prior to January l, 1977; that paragraphs 3 and 4 of this Memorandum of Understanding are intended by the parties to serve as interpretive guidelines and shall not be deemed to modify or amend said Contract; and to the extent that the provisions of this Memorandum of Understanding may be held to violate Food and Agriculture Code Section 55601.5(g) or any other statute or public policy, then either party may file an appropriate petition with a court of competent jurisdiction for the purpose of establishing the rights and responsibilities of the parties under the existing Contract.

    4. GRAPE QUALITY STANDARDS. The parties agree that with respect to the obligation of MFC to follow good cultural practices and to use its best efforts to produce quality grapes for wine making, MFC agrees that the following quality standards shall be adopted in determining the suitability of grapes delivered under the Contract for crushing into wine. Said grape quality standards adopted by the parties are as follows:

         A. SUGAR CONTENT. Attached as Exhibit "B" are the minimum and optimum sugar levels set forth as standards for grapes grown pursuant to the Contract. The optimum brix represents the sugar content which Heublein wishes to receive for each variety set forth in Exhibit "B." MFC agrees that it will endeavor to achieve optimum brixes as set forth in Exhibit "B." Heublein may, during each harvest year, specify an optimum brix and MFC will make reasonable efforts to achieve the optimum brix for that harvest year.

              Minimum brix represents the minimum acceptable sugar content based upon the Grower's delivered average sugar. If occasional loads, not more than two (2) per variety or fifty percent (50%) of MFC committed tonnage per variety, whichever is less, drop below the minimum brix level, such loads will be accepted and included in the Grower average.

              There shall be no maximum acceptable brix.

         B.   MIXED LOADS

              1. BLACK AND GRENACHE GRAPES IN WHITE LOADS. Each load of white grapes which contains any amount of black grapes shall be considered unacceptable and may be rejected.

              2. MIXED VARIETIES AND WHITE GRAPES IN BLACK OR GRENACHE LOADS. Loads containing two or more varieties of the same color grape, or loads of black or Grenache grapes containing some amount of white grapes, are not desirable. If accepted by Heublein

Wines, they will be paid on the basis of the lowest price variety in the load.

         C.   DEFECTS.

              1. "Defects" shall be defined in accordance with the custom of the grape industry and the practice of the Grape Inspection Service of the California Department of Food and Agriculture and shall include grapes with mold and/or rot.

              2. 1.0 PERCENT OR LESS DEFECTS. Any otherwise satisfactory load and grapes delivered having 1.0 percent or less defects shall be considered acceptable.

              3. MORE THAN 1.0 PERCENT DEFECTS. Any load of grapes delivered having over 1.0 percent and up to 6.0 percent is not desirable. 1.5 times the total weight of defects in loads above 1.0 percent will be deducted from the weight of the load. Each load of grapes delivered having over 6.0 percent defects shall be considered unacceptable for winemaking and will be rejected.

              4. In the event inclement weather causes excessive and unavoidable deterioration of grapes throughout the industry, Heublein will consider the advisability of accepting delivery of loads with higher percent defects.

         D.   MATERIAL OTHER THAN GRAPES (MOG)

              1. Material Other than Grapes (MOG) shall be defined in accordance with the custom of the grape industry and the practice of the Grape Inspection Service of the California Department of Food and Agriculture and shall include leaves, leaf stems, canes and any other foreign materials.

              2. 1.0 Percent or Less MOG. Any otherwise satisfactory load of grapes delivered having 1.0 percent or less MOG will be considered acceptable. Any otherwise satisfactory load of French Colombard or Flora grapes with 1.5 percent or less MOG will be considered acceptable.

              3. Between 1.0 Percent and 2.0 Percent MOG. Each load of grapes having over 1.0 percent or over 1.5 percent French Colombard and Flora a,-d up to 2.0 percent MOG is not desirable; 1.5 times the weight of all MOG will be deducted from the weight of the load.

              4. MORE THAN 2.0 PERCENT MOG. Each load of grapes delivered having more than 2.0 percent MOG will be considered unacceptable for winemaking and will be rejected.

         E.   CONTAMINATION, INSECT OR WORM INFESTATION

              Loads of grapes will be rejected where potential contamination of the winery may occur, and where there is significant visible insect or worm infestation.

         F.   WILD FERMENTATION

              Loads which are in the process of fermentation are not desired. Where fermentation is suspected, a load will be analyzed for volatile acid and ethyl alcohol. If the volatile acid is greater than 0.015 gm/100 ml, or if the ethyl alcohol is greater than 0.08 percent by volume, the load will be considered unacceptable for winemaking and will be rejected.

         G.   OVER AGE LOADS

              Grapes harvested prior to the day of delivery without permission or scheduling by Winery will be rejected.

         H.   UNAUTHORIZED DELIVERIES


              Grapes delivered in excess of Heublein Wines' daily schedule by variety or any unscheduled grapes to any plant will be rejected.

         I.   MECHANICALLY HARVESTED GRAPES

              MFC shall continue to have the right to determine in its discretion whether or not to machine harvest grapes after consultation with Heublein.

         J.   GENERAL REQUIREMENTS

              The dosage and time of application of pesticides, herbicides, and nematocides must have been controlled and recorded according to recommendations of the California Department of Agriculture so that the residues are within tolerances for grapes by law.

         K.   IMPLEMENTATION

              1.   Every load of grapes will be tested for sugar content.

              2. Every load of grapes will be tested for MOG unless the test is deemed to be unnecessary after visual inspection by Heublein's representative.

         L.   GRAPE INSPECTION OPTION

              If in the opinion of the Plant Manager (or Winemaker) any load of grapes is unfit for making quality wine through contami-nation by foreign substances, he will contact the Heublein Fieldman responsible for MFC's load. The Plant Manager (or Winemaker) and the Heublein Fieldman will jointly inspect the load. They will then jointly confer with MFC prior to rejection of a load which is deemed to be unfit for making quality wine.

         M.   REJECTED LOADS

              Any loads of grapes rejected by Heublein for crushing into wine under the provisions of the quality standards set forth in this paragraph shall be disposed of and paid for in accordance with paragraph 5(a)(iii) of the Contract. All loads accepted for wine shall be paid at the price set forth in paragraph 5(a)(ii) paid in the manner and at the times set forth in this Agreement.


         N.   WAIVER

              No failure or omission by either party to insist upon or enforce any of the provisions of these quality standards shall be deemed a waiver of such provision.

    5. DISMISSAL OF ACTION. MFC agrees, on execution of this Memorandum of Understanding to cause to be filed with the Clerk of the Superior Court of California, County of Monterey, a dismissal of Action No. 83846 dismissing the First Cause of Action (declaratory relief) without prejudice and the Second Cause of Action (complaint for money) of the First Amended Complaint for Declaratory Relief and Complaint for Money with prejudice. To the extent that this Memorandum of Understanding addresses issues and controversies set forth in the First Cause of Action in said Complaint in Action No. 83846, the rights and obligations of MFC and Heublein, as successor to the interests of Almaden, shall be determined with reference to this Memorandum of Understanding.

    6. GOOD FAITH. MFC acknowledges that Heublein, as successor to Almaden and otherwise, has heretofore been engaged in the wine-making business and has certain business customs and practices which may to some extent differ from those of Almaden: Heublein acknowledges that MFC has had a contractual relationship with Almaden which has been seasoned by years of delivering grapes pursuant to the Contract. The parties, therefore, agree that they shall each in good faith endeavor to resolve any differences which may arise to create a harmonious working relationship between them for the balance of the Contract term.

    IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Understanding the day and year first above written.



                                  MONTEREY FARMING CORPORATION, a
                                  California Corporation, a General Partner

                                  By /s/ Alfred G. Scheid
                                     --------------------------------------
                                                                     GROWER

                                  HEUBLEIN, INC.,
                                  a Corporation

                                  By /s/ Robert D. Rossi
                                     --------------------------------------

                                  By
                                     --------------------------------------

                          LONG TERM GRAPE PURCHASE CONTRACT

         This Contract entered into the 12th day of February, 1973, is between MONTEREY FARMING CORPORATION, a California corporation (Grower) and ALMADEN VINEYARDS, INC., a Delaware corporation (Winery).

RECITALS:

            A. Winery desires to augment its annual supply of wine grapes on a long term basis;

            B. Grower intends to develop approximately 352 acres of land by planting this acreage to vineyards for the purpose of growing and producing certain selected varieties of wine grapes;

            C. Grower anticipates that this development program will commence with the planting of these 352 acres in the calendar year of 1973; and

            D. While Grower has leased and will develop approximately 352 acres of land and plant them in 1973, as described in Recitals B and C, supra, and will make every reasonable effort to complete planting thereof during the 1973 planting season, the total number of acres planted by Grower may be less than 352 acres and the planting thereof may not be completed during the 1973 planting season; Winery and Grower nonetheless desire and intend to have the terms hereof apply to such lesser number of acres as are in fact planted by Grower, provided at least 300 acres are planted, and to post-1973 plantings, provided all planting is completed not later than the 1974 planting season;

          IT IS THEREFORE AGREED:

          1. Grower has contracted for approximately 160,000 certified virus-free plants and to the extent the contractor is able to deliver, agrees to plant by no later than August 31, 1973, the varieties of grapes and number of acres set forth and described on Exhibit A attached hereto and made a part hereof.

          2. Any obligation of Grower to plant the varieties of grapes in the quantities referred to in Section 1, above, shall be conditioned upon:

              (a) Grower's ability to obtain the plants described on Exhibit A at reasonable prices;

              (b) Grower's prior lease of the total vineyard acreage described on Exhibit A sufficiently in advance of the 1973 planting season to reasonably permit completion of the planting prior to August 31, 1973.

           In the event Grower is not able to complete, prior to August 31, 1973, the planting of the vineyard acreage in fact leased by Grower, the number of acres and number of plants to be planted by Grower shall be reduced for this lesser acreage and the period within which planting shall be completed shall be extended to permit completion of the planting provided Grower shall plant not less than 300 acres and shall complete all planting on or before August 31, 1974.

           3. (a) Grower shall have the exclusive right and sole discretion to make all decisions in farming and management of the vineyards; but in making such decisions Grower agrees to follow good cultural practices and to use its best efforts to produce quality grapes for wine making.

               (b) During each year of the term of this Contract, Grower agrees to harvest, deliver and sell to Winery, and Winery agrees to accept delivery of and purchase all grapes grown and produced on acreages subject to this Contract.

               (c) Winery shall specify a reasonable time for the harvest of each vineyard and shall furnish carriers at Grower's vineyards to accept delivery of harvested grapes from Grower. Title to such grapes shall pass from Grower to Winery upon delivery to the carrier; if Grower shall suffer any net loss as the result of the specification of the time for harvest and delivery, Winery shall compensate Grower for such net loss.

              4. This Contract shall be binding and effective for a term ending thirty (30) years following conclusion of the first harvest but not later than 2006.

                  However, if the economic life of a producing vineyard or portion thereof designated hereunder is less than thirty (30) years, this contract shall terminate as to such vineyard or portion thereof at the end of its economic life. If Grower pulls out vines, such decision by Grower shall be a determination that such vines have reached the end of their economic life. However, prior to the pulling of such vines, Grower must notify Winery of such intention three (3) years prior to the actual pulling of such vineyard or portion thereof.

         5. (a) The prices paid by Winery to Grower shall be determined on the following basis:

              (i) Prices for all grapes shall be f.o.b. carrier "roadside" Grower's vineyards designated in this Contract.

              (ii) In each crop year the prices paid for each variety of grape suitable for wine shall be at the highest price paid by Winery in such year for the same or a corparable variety or the higher of prices paid by other wineries to growers for such variety or comparable variety (assuming sales of such variety or comparable variety are in quantities sufficient to establish a bona fide price) in Monterey County. If no prices are established for Monterey County, the price paid will be that established for the Northern Coastal growing area.

              (iii) In each crop year the price paid for grapes which are not suitable for wine, shall be the price generally established in the industry for such lower quality grapes if the Winery retains such grapes for processing into distilling material or for other uses, or the best prices Winery can obtain by using its best efforts if such grapes are resold.

         (b) All grapes shall be weighed on certified scales in the vicinity of the vineyard and payment shall be on the basis of certified weight tags furnished by Grower to Winery.

         (c) As such weight tags are received, Winery shall promptly pay Grower at Los Angeles, California initial payments determined by use of prices stated in the most current industry or government publication containing such prices.

         (d) As soon as the actual prices payable under this Contract can be determined for each variety delivered, final price adjustments shall be made, and all amounts due shall be promptly paid by Winery to Grower at Los Angeles, California.

         6. Winery shall make such inspections of the Grapes prior to and during harvest as may be required to determine whether or not such grapes are suitable for crushing into wine. Such determination shall be in accordance with generally recognized industry standards, and Grower shall immediately be advised of any negative determinations. Should Grower disagree with Winery's determination, the matter shall be submitted to arbitration and the arbitrator shall make a decision, based upon recognized industry standards, as to whether or not the grapes are suitable for crushing into wine.

          7. In case of dispute under the provisions of Sections 3(c), 5 and 6 of this Contract, such dispute shall be subject to arbitration if either Grower or Winery makes written demand for arbitration on the other party. If the parties agree on his selection, there shall be one arbitrator; but, if no such agreement is reached within five (5) days after demand for arbitration, there shall be three (3) arbitrators, one named in writing by Grower and a second by Winery within ten (10) days after demand for arbitration, and a third chosen by the two (2) who are appointed. If there is one (1) arbitrator, his decision shall be binding; and if there are three (3) arbitrators, the decision of any two (2) of them shall be binding. No one shall act as an arbitrator who is employed by Grower or Winery or who is in any way financially interested in the business affairs of either Grower or Winery. All costs of such arbitration shall be borne equally by the parties.

          While any such dispute is being resolved, neither party will be relieved of its obligations under this Contract.

          8. Grower represents that it has not sold or contracted to sell grapes from the designated acreages to any other person, and that such grapes will be kept free of any and all liens and encumbrances except those of which Winery has from time to time been notified by Grower and as described in Section 9 hereof.

          9. Grower agrees so long as this Agreement is in effect that it will not create or incur any lien, charge or other encumbrance on the lands designated pursuant to this Contract which would defeat the rights of Winery hereunder, excepting deeds of trust securing long term indebtedness to institutional lenders, and Grower further agrees that except for such deeds of trust it will not transfer, assign or convey any interest in such lands in a manner that would defeat the rights of Winery hereunder.

          10. No failure or omission by either party to this Contract to insist upon or enforce any of its terms, which may have been breached by the other party, shall be deemed a waiver unless the same shall be in writing. No representative or agent of either party shall have any authority to waive, change or add to any of the terms or conditions specified herein except by a writing duly executed by said representative or agent.

             11. Time is of the essence of this Contract which embodies the entire understanding and agreement between the parties.

             12. This Contract shall be deemed modified to the extent necessary to comply with valid State and Federal laws, rules or regulations pursuant thereto and any valid marketing order or agreement under authority of State or Federal law.

             13. This Contract shall be binding on the heirs, assigns, legatees, devisees, transferees, or other successors in interest, partial or entire of each party.

             IN WITNESS WHEREOF, the parties have executed this Contract as of the date first above written.

                             MONTEREY FARMING CORPORATION

                             By /s/ William Savage
                                -------------------------------

                             ALMADEN VINEYARDS, INC.

                             By /s/ T.J. Grady, V.P.
                                -------------------------------

                                                                       EXHIBIT A

                             MONTEREY FARMING CORPORATION

                            ACREAGE TO BE PLANTED IN 1973

                            Varieties by Acreage by Ranch

                                                                BLAND
                                                                 352
                                                                -----
    GRENACHE                                                      22
    GAMAY                                                         22
    MERLOT                                                        22
    CABERNET SAUVIGNON                                            22
    ZINFANDEL                                                     22
    RUBY CABERNET                                                 22
    PETITE SIRAH                                                  22
    GAMAY BEAUJOLAIS                                              22
    EARLY BURGUNDY                                                22
    TINTA MADEIRA                                                 22

    GEWURZTRAMINER                                                22
    JOHN. RIESLING                                                22
    PINOT CHARDONNAY                                              22
    CHENIN BLANC                                                  22
    SAUVIGNON BLANC                                               22
    SEMILLON                                                      22
                                                                -----
                TOTAL                                            352
                                                                -----
                                                                -----

                               [MFC LETTERHEAD]

                                May 14, 1990



Mr. Robert Rossi
Heublein Inc.
400 Montgomery Street
Suite 810
San Francisco, CA 94104

Dear Bob:

     As you know, we supervise and administer four seperate grape purchase contracts with Hueblein. We would like your agreement that we may, each harvest, keep up to six tons of each variety covered by these contracts. By this, we mean six tons of each variety, not six tons per variety and per contract. This will enable us to acquaint a few wineries with our grapes and perhaps open some doors for the future. This would be very beneficial for Heublein and for us.

     Please sign below signifying your agreement.

     Many thanks for you cooperation and I'll see you Tuesday evening.


                                              Sincerely,

                                              /s/ Alfred G. Scheid
                                              Alfred G. Scheid
                                              President

Agreed and Accepted by:
Hueblein Inc.


By: /s/ Robert D. Rossi
   --------------------------
   Robert D. Rossi
   Vice President - Wines

                                       EXHIBIT F

                                     AMENDMENT TO
                          LONG TERM GRAPE PURCHASE CONTRACT

           THIS AMENDMENT TO LONG TERM GRAPE PURCHASE CONTRACT (this "AMENDMENT") is made and entered into as of this 12th day of March, 1993, by and between SCHEID VINEYARDS AND MANAGEMENT CO. (formerly known as Monterey Farming Corporation), a California corporation ("SCHEID VINEYARDS" or "GROWER"), and HEUBLEIN, INC., a corporation authorized to do and doing business in the State of California ("HEUBLEIN" or "WINERY").

                                       RECITALS

      A. On February 12, 1973, Scheid Vineyards entered into a Long Term Grape Purchase Contract (the "ORIGINAL CONTRACT") with Almaden Vineyards, Inc. ("ALMADEN").

      B. On March 9, 1987, Heublein acquired the assets of Almaden and is the assignee and successor in interest of Almaden with respect to the Original Contract.

      C. On August 6, 1987, the parties entered into a Memorandum of Understanding (the "MEMORANDUM") concerning disputes that had arisen under the Original Contract and the manner in which the Original Contract was to be understood and interpreted by the parties.

      D. On May 14, 1990, the parties executed a letter agreement (the "LETTER AGREEMENT") with respect to the Original Contract as amended.

      E. The Original Contract, the Memorandum and the Letter Agreement hereinafter collectively are referred to as the "EXISTING CONTRACT". The Existing Contract as amended by this Amendment hereinafter is referred to as the "CONTRACT".

      F. The parties desire to amend the Existing Contract in certain additional respects as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises, the parties agree as follows:


          1.  VINEYARDS AND VARIETIES.

          (a) VINEYARDS AND VARIETIES COVERED. The vineyards (the "VINEYARDS") and wine grapes (the "WINE GRAPES") currently subject to the provisions of the Existing Contract shall continue to be subject to the provisions of the Existing Contract following execution of this Amendment. Similarly, Scheid Vineyards shall continue to produce existing Wine Grape varieties in existing locations on the Vineyards following execution of this Amendment; PROVIDED, HOWEVER, that Scheid Vineyards shall convert the existing varieties to the proposed varieties as specified in EXHIBIT A attached hereto in accordance with the methods and in the calendar years respectively identified therein. Notwithstanding the foregoing, Scheid Vineyards shall not be required to sell and Winery shall not be required to purchase in excess of the following average tons per acre of the following Wine Grape varieties in any crop year under the Contract:


          VARIETY            AVERAGE TONS PER ACRE
          -------            ---------------------

          Chardonnay                    8.0
          Cabernet Sauvignon            7.5
          Merlot                        7.5


                (b) RETENTION OF WINE GRAPES BY SCHEID VINEYARDS. Not-withstanding any provision of the Contract to the contrary, each harvest Scheid Vineyards, in its sole discretion, may retain for its own use up to 25 tons of Wine Grapes of each variety produced on the Vineyards. The provisions of this SECTION 1(b) hereby supersede the provisions of the Letter Agreement.

           2. PRICING. The price to be paid by Winery to Grower for each variety of Wine Grapes purchased under the Contract shall be determined with reference to the Final Grape Crush Report (the "CRUSH REPORT"), currently published by the California Department of Food and Agriculture (the "DEPARTMENT") on the 10th day of March of each year, for the crop year (the "APPLICABLE CROP YEAR") preceding the harvest of such Wine Grape variety, as it may be supplemented or corrected by the Department up through the succeeding first day of August (the "APPLICABLE CRUSH REPORT"), in accordance with the following:

               (a) VARIETIES OTHER THAN MERLOT. The price per ton for each variety of Wine Grapes other than Merlot under the Contract shall be
          equal to [                     ]* (the "PRICING DISTRICTS"), as
          established by the Department, determined by:


                            [                          ]*




______________________________
*Confidential Treatment Requested for Redacted Portion.

                            [                          ]*



                    Application of the provisions of this SECTION 2(a) is illustrated by the example set forth in EXHIBIT B attached hereto.

          (b) MERLOT. The price per ton for Merlot under the Contract shall be the lower of:



                            [                          ]*




Notwithstanding the foregoing, if the price per ton for Merlot calculated above is the highest of the prices calculated for varieties other than Merlot under
SECTION 2(a), the price per ton for Merlot hereunder shall equal the price per ton of the variety having the next highest price. Application of the provisions of this SECTION 2(b) is illustrated by the example set forth in EXHIBIT C attached hereto.

          (c) UNAVAILABILITY OF CRUSH REPORT. If the Department shall cease to publish the Crush Report or shall cease to publish the Crush Report in substantially its present form with respect to any crop year necessary for determining prices under this SECTION 2, the prices to be paid hereunder shall be determined with reference to the price information for the Pricing Districts, in form and substance as nearly identical as possible to the price information for the Pricing Districts in the Crush Report, in an alternative government publication.

______________________________
*Confidential Treatment Requested for Redacted Portion.

The provisions of this SECTION 2 shall supersede in their entirety the provisions of SECTION 5(a)(ii) of the Original Contract and SECTIONS 3A and 3B of the Memorandum relating to determination of the prices to be paid by Winery to Grower for Wine Grapes purchased under the Contract.

           3. PAYMENT. Winery shall pay Grower the price (the "PRELIMINARY PRICE") for Wine Grapes purchased under the Contract, determined in accordance with SECTION 2 above based on all available information and subject only to minor adjustment as hereinafter provided, within 10 days after Grower gives Winery written notice of completion of the applicable harvest. The parties shall have an additional 30 days after the expiration of such 10-day period to determine the final price (the "FINAL PRICE") to be paid by Winery to Grower for such Wine Grapes based on corrected sugar, defect or M.O.G. penalties, weight tags or similar minor adjustments, and to make any payments or refunds necessary to reconcile the Final Price with the Preliminary Price. For purposes of this
SECTION 3, the term "COMPLETION OF THE APPLICABLE HARVEST" shall mean the substantial completion of the harvest of Wine Grapes to be delivered during the applicable crop year, notwithstanding the existence of certain Wine Grapes with respect to which harvest may have been deferred at the request of Winery for later delivery. The provisions of this SECTION 3 shall supersede and replace, to the extent otherwise applicable, the provisions of SECTIONS 5(c) and 5(d) of the Original Contract and the provisions of Section 3E of the Memorandum.

           4.  TERM AND TERMINATION.

               (a) TERM. The term of the Contract shall continue until terminated in accordance with the provisions of this SECTION 4.

               (b) TERMINATION BY EITHER PARTY. Either party may terminate the Contract after the 2003 crop year by giving written notice (a "Termination Notice") to the other party. Termination shall be effective upon completion of the third crop year following the thirty-first day of December next succeeding the Termination Notice. For example, if a party were to give a Termination Notice on November 30, 2003, the Contract would terminate after delivery of the 2006 crop by Grower to Winery.

               (c) WITHDRAWAL BY GROWER. In the event Winery properly delivers a Termination Notice to Grower under SECTION 4(b) above, Grower at its option (i) may withdraw up to 1/3 of any or all varieties of Wine Grapes from coverage by the Contract by delivery to Winery of written notice (a "Withdrawal Notice") of its intent to do so prior to the first day of April following the Withdrawal Notice, and (ii) may withdraw up to 2/3 of any or all varieties of Wine Grapes from such coverage by delivery of a Withdrawal Notice prior to the succeeding first day of April.

           5. FARM MANAGEMENT DECISIONS. Grower shall have the exclusive right and sole discretion to replant any Wine Grape variety produced on the Vineyards with the same variety at any time Grower determines that such replanting will improve production levels with respect to such variety, and to replant and interplant Wine Grapes to maintain contracted varieties at viable and economic levels; PROVIDED, HOWEVER, that Grower will continue to follow

"good cultural practices and use its best efforts to produce quality grapes for winemaking" as provided in Section 3(a) or the Original Contract.

          6. INCORPORATION BY REFERENCE. Exhibits attached to this Amendment hereby are incorporated by reference herein.

          7. EFFECTIVENESS OF THE EXISTING CONTRACT. Except as specifically set forth herein, the Existing Contract shall remain unchanged and in full force and effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Existing Contract, the provisions of this Amendment shall govern.

          8. AUTHORITY. Each corporate or partnership party executing this Amendment and the agent executing this Amendment on such party's behalf hereby warrants that such party is a corporation or partnership in good standing and is fully authorized to execute this Amendment and any other documents called for hereunder and that such agent is properly authorized to act for such party.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        SCHEID VINEYARDS AND MANAGEMENT CO.,
                                        a California corporation

                                        By: /s/Alfred G. Scheid
                                            -----------------------------
                                              Alfred G. Scheid

                                           Its: President

                                                  "SCHEID VINEYARDS" OR "GROWER"

                                        HEUBLEIN, INC., a corporation

                                        By: /s/James A. Beckman
                                            ----------------------------
                                               James A. Beckman

                                             Its: Vice President
                                                  -----------------------
                                                  "HEUBLEIN" OR "WINERY"